EXHIBIT 99.5


                               [GRAPHIC OMITTED]

                                      NEWS

FOR IMMEDIATE RELEASE                    From MasTec, Inc.
JULY 8, 1998                             3155 N.W. 77th Avenue, Suite 135
                                         Miami, Florida 33122-1205
                                         Tel :    (305) 406-1800
                                         Fax :    (305) 406-1908
                                         For more information contact:
                                         Sarah Artecona
                                         Vice President-Corporate Communications

                  MASTEC ANNOUNCES STRATEGIC ALLIACE AGREEMENT
                              WITH PINNACLE TOWERS

MIAMI, FL.- MasTec, Inc. (NYSE: MTZ) announced today that MasTec Technologies, its wireless infrastructure design, installation and maintenance services group, has entered into a strategic alliance agreement with Pinnacle Towers, Inc.

Pinnacle Towers is a leading tower and rooftop management company that owns and operates more than 800 telecommunications towers throughout the United States and is a leader in providing wireless carriers with build-to-suit transmission locations.

"We're proud to have entered into this agreement with Pinnacle," said Ramon Mas, President of MasTec Technologies. "We recognize that wireless carriers are seeking ways to reduce their infrastructure costs through build-to-suit opportunities, and together with Pinnacle Towers, we look forward to providing them those services."

Opening the Lines of Communication worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout North America, Central America, South America, the Caribbean and Spain. For more information on MasTec, please visit our Web Page at www.mastec.com.

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING, SUCH AS STATEMENTS REGARDING THE COMPANY'S FUTURE GROWTH AND PROFITABILITY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS IN THE FUTURE TO DIFFER SIGNIFICANTLY FROM RESULTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S RELATIONSHIP WITH KEY CUSTOMERS, IMPLEMENTATION OF THE COMPANY'S GROWTH STRATEGY, AND SEASONALITY. THESE AND OTHER RISKS ARE DETAILED IN THIS PRESS RELEASE AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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